Exhibit 10.8.1

LEASE AMENDMENT I

This lease amendment is made this 25th day of November 1996, and attached to that certain lease agreement dated the 1st day of December 1986, by and between Indian Creek Company (ICC), a Virginia Limited Partnership (“Landlord”) and Boat America Corporation, a Virginia Corporation (“Tenant”).

Whereas, that certain lease is to expire on November 30, 1996, and that both Landlord and Tenant desire the lease to continue; now, therefore, Landlord and Tenant agree to continue to be bound by the terms, conditions and covenants of that certain lease dated the 1st day of December 1986, except as amended as follows: (all section headings refer to that certain lease dated the 1st of December 1986).

1.	The name Indian Creek Company, a Virginia general partnership, shall be replaced by Indian Creek Company, a Virginia limited partnership.

2.	I.B. Term: The term of this lease shall be for a period commencing on December 1, 1996, and expiring at midnight on November 30, 2001, (the “Term”), unless sooner terminated in accordance with the provisions hereof. At the option of the Tenant, the Lease may be renewed for one (1) additional five-year period.

3.	Delete II.-B. Rental Adjustments.

In witness whereof, the parties hereto have executed this lease amendment on the day and year set forth below.

LANDLORD

WITNESS:	INDIAN CREEK, L.P., a Virginia limited partnership

/s/ Debbie Hart	By:	/s/ Richard Schwartz
Richard Schwartz, President
Marlboro Technologies, Inc.,
General Partner
Dated: June 18, 1997

TENANT

WITNESS:	BOAT AMERICA CORPORATION, a Virginia Corporation

/s/ P. Bass	By:	/s/ William M. Oakerson
William M. Oakerson, President
Dated: June 18, 1997